AGREEMENT
                 SENIOR MANAGEMENT BASIC LIFE INSURANCE PROGRAM
                            AND COLLATERAL ASSIGNMENT



THIS AGREEMENT is entered into this _______ day of ____________________, 19___, by and between AT&T Corp., a New York corporation (hereinafter referred to as the "Employer" in Part I or "Assignee" in Part II), and

         INSTRUCTIONS - Trustee as Policyholder: Check this box and fill in the blanks to the right of it if the initial Policyholder will be a trustee acting for the benefit of the Employee.
         ____
        /___/ __________________________________________  (hereinafter  referred
                           (Name of Trustee)

              to as the "Policyholder"), trustee for

              __________________________________________  (hereinafter  referred
                           (Name of Employee)

              to as the "Employee").

         INSTRUCTIONS - Employee as Policyholder: Check this box and fill in the blank to the right of it if the initial Policyholder will be the Employee.
         ____
        /___/ __________________________________________  (hereinafter  referred
                          (Name of Employee)

              to as either the "Policyholder" or the "Employee", as applicable).

WHEREAS, the Employee is currently a valued employee and Senior Manager of the Employer and the Employer wishes to assist the Employee with his/her personal life insurance program; and

WHEREAS, the Employee (if also the Policyholder) or otherwise, the above-named trustee, acting on behalf of the Employee, desires to accept such assistance;

NOW, THEREFORE, the Employer and the Policyholder agree as follows:


PART I - Basic Life Insurance Agreement

1. Description of Policy: In furtherance of the purposes of the Agreement, the Policyholder will purchase and own two certain policies of life insurance on the life of the Employee, being Policy No. ____________ issued by the Metropolitan Life Insurance Company, and Policy No. ____________ issued by the Pacific Life Insurance Company. Said policies are hereinafter collectively referred to as the "Policy" and said life insurance companies are hereinafter collectively referred to as the "Insurer". The Policyholder's ownership shall be subject to all the terms and conditions set forth in this Agreement.

2. Payment of Premiums: The Employer shall pay the entire annual premium for the Policy (excluding the premium for any supplemental benefits not part of the Policy at initial issuance). The Employer's contribution to the premium shall be reduced by any dividend used to reduce premiums. The Employer shall pay the entire premium directly to the Insurer.

3. Collateral Assignment and Possession of Policy: To secure repayment of premiums paid by the Employer provided for in Section 2, Part II of this Agreement includes an assignment of the Policy or the Policyholder's interest therein (hereinafter "Collateral Assignment") and provides for the transfer of possession of the Policy to the Employer during the term specified in Part II of this Agreement.
         Except as provided in or as otherwise consistent with the provisions of this Agreement, the Employer covenants that it will not exercise its rights under the Collateral Assignment provisions of this Agreement in such a manner as to defeat the rights of the Policyholder or the policy beneficiary under this Agreement. Specifically, the Employer covenants that it will not surrender the Policy unless the Policyholder has defaulted on his/her obligations under this Agreement, or the Agreement has terminated as provided in Section 8. The Employer shall have possession of the Policy during the period that the Employer makes premium payments and until all such payments are repaid. The Employer shall make the Policy available to the Insurer in order to make any change desired by the Policyholder as to the designation of beneficiary or the selection of a settlement option, subject, however, to the Collateral Assignment provisions hereof.

4. Beneficiary Designation and Payment of Policy Proceeds: The Policyholder shall have the right to name the Policy beneficiary. However, in the event of the Employee's death, the beneficiary designated in the Policy by the Policyholder, or the Policyholder's Transferee, shall have an interest in the Policy proceeds limited to an amount equal to the Employee's annual rate of salary payable by the Employer, rounded to the next higher $1,000 (one thousand dollars), and determined as of the date of death, or, if earlier, the date of the Employee's retirement on a disability allowance or a minimum pension or after becoming retirement eligible. The balance, if any, of the proceeds of the Policy shall be paid to the Employer. For purposes of this Agreement, an Employee shall be considered retirement eligible if the Employee has satisfied one of the following minimum age and length of service (as determined under the AT&T Management Pension
         Plan) combinations: (a) any age and 30 years of service; (b) age 50 and 25 years of service; (c) age 55 and 20 years of service; or (d) age 65 and 10 years of service.

5. Procedure at Employee's Death: Upon the death of the Employee while the Policy and this Agreement are in force and subject to the provisions of Parts I and II hereof, the Employer shall promptly take all necessary steps, including rendering of such assistance as may reasonably be required by the beneficiary, to obtain payment from the Insurer of the amounts payable under the Policy to the respective parties, as provided under Section 4 above.

6. Disability Waiver of Premium: In the event that a supplemental agreement providing for waiver of premium in the event of disability or any additional death benefit becomes operational, the additional premium for such supplemental agreement shall be paid by the

         Policyholder for the benefit of the Employee. The Employer's interest in the Policy at death, under Section 4, or on surrender, under Section 9, shall be limited to total premiums paid by the Employer and not previously reimbursed less any Policy indebtedness of the Employer to the Insurer, but in no event will the Employer's interest in the Policy on surrender exceed the cash value under the Policy.

7. Choice of Dividend Option(s): To the extent that the Insurer declares dividends on the Policy, the Employer shall have the right to choose the option or combination of options it desires from among those offered by the Insurer as to the disposition of such dividends. The Employer shall notify the Policyholder and Insurer of its choice, and the Policyholder agrees to execute any documents necessary to choose or change the Policy's dividend option.

8. Termination of Agreement: Part I of this Agreement shall terminate when the first of any of the following events occurs:

         (a) Termination of the Employee's employment with the Employer, for reasons other than retirement on a disability allowance or a minimum pension or after becoming retirement eligible;

         (b) The Employee's attainment of the age 65 (in some cases later) on or after retirement on a disability allowance or a minimum pension or after becoming retirement eligible or, if later, fifteen (15) years (in some cases later) from the date of issuance of the Policy;

         (c) Either party's submission of written notice, to the other party, of intent to terminate Part I of this Agreement;

         (d) Performance of the Agreement's terms, following the death of the Employee;

         (e) Failure by either the Employer or the Policyholder, for any reason, to make the premium contributions required under
                  Section 2 of this Agreement;

         (f)      Demotion of the Employee to a non-Senior Manager position; or

         (g) The Employee engages in any competitive activity as determined in accordance with the provisions of the AT&T Non-Competition Guideline (unless either (i) the Employee has obtained the advance written consent of the Employer's Executive Vice President-Human Resources to engage in such competitive activity as provided in the AT&T Non-Competition Guideline; or
                  (ii) the Employer's Executive Vice President-Human Resources has waived the application of the AT&T Non-Competition Guideline to the Employee with respect to the Agreement as provided for in the AT&T Non-Competition Guideline).

9. Disposition of Policy Upon Termination of Agreement: Upon the termination of this Agreement for any reason other than Section 8(d) above, the Policyholder shall have a thirty (30) day option to satisfy the Collateral Assignment regarding the Policy held by the Employer in accordance with the terms of this Section 9. The amount necessary to satisfy such Collateral Assignment shall be an amount equal to the total premium payments made, from time to time, by the Employer pursuant to Section 2 hereof, and, at the option of the Policyholder, either shall be paid directly by the Policyholder or through the
         Employer's collection from the cash value under the Policy. If the Policy shall then be encumbered by assignment, policy loan, or other means which have been the result of the Employer's actions, the Employer shall either remove such encumbrance, or reduce the amount necessary to satisfy the Collateral Assignment by the total amount of indebtedness outstanding against the Policy. The provisions of this
         Section 9 are subject to the terms of Section 6 if the Policy's supplemental agreements have been activated. If the Policyholder exercises his/her option to satisfy the Collateral Assignment, the Employer shall execute all necessary documents required by the Insurer to remove and satisfy the Collateral Assignment outstanding on the Policy. If the Policyholder does not exercise his/her option to satisfy the Collateral Assignment outstanding on the Policy, the Policyholder shall execute all documents necessary to transfer ownership of the Policy to the Employer. Such transfer shall constitute satisfaction of any obligation the Policyholder has to the Employer with respect to this Agreement. The Employer shall then pay to the Policyholder the amount, if any, by which the cash surrender value of the Policy exceeds the amount necessary to satisfy the Collateral Assignment.

10. Taxable Income: The Employee is responsible for determining the amount of taxable income, if any, includable in his/her gross income for tax purposes as a result of this Agreement or coverage under the Policy.

11. Policyholder's Right to Assign His/Her Interest: The Policyholder shall have the right to transfer his/her entire interest in the Policy (other than rights assigned to the Employer pursuant to this Agreement and subject to the obligations of any outstanding Collateral Assignment) to another person, trust or entity (herein the "Transferee"). If the Policyholder makes such a transfer, all his/her rights shall be vested in the Transferee and the Policyholder shall have no further interest in the Policy and Agreement. Any Transferee shall be subject to all obligations of the Policyholder under both Parts I and II of this Agreement.

12. Insurer's Obligations: The Insurer is not a party to this Agreement. It is understood by the parties hereto that in issuing such Policy of insurance, the Insurer shall have no liability except as set forth in the Policy and except as set forth in any assignment of the Policy filed at its Home Office. Except as set forth in Sections 13 and 14, the Insurer shall not be bound to inquire into, or take notice of, any of the covenants herein contained as to the Policy of insurance or as to application of proceeds of such Policy. Upon the death of the Employee and payment of the proceeds in accordance with Sections 13 and 14 of this Agreement, the Insurer shall be discharged from all liability.

13. Administrative and Fiduciary Provisions: AT&T Corp. shall be the administrator with respect to any rights or obligations of the Employer hereunder and shall have the authority to control and manage the operation and administration of this Agreement. The Insurer shall be the fiduciary of the Policy solely with regard to the review and final decision on the claim for benefits under the Policy, as provided in the claims procedure set forth in Section 14.

14. Claims Procedure: The following claims procedure shall apply to the Policy and the Senior Management Basic Life Insurance Program:

         (a) Filing of a claim for benefits: The Policyholder or the beneficiary of the Policy shall make a claim for the benefits provided under the Policy in the manner provided in the Policy.

         (b) Claim denial: With respect to a claim for benefits under said Policy, the Insurer shall be the entity which reviews and makes decisions on claim denials according to the terms of the Policy.

         (c) Notification to claimant of decisions. If a claim is wholly or partially denied, notice of the decision, meeting the requirements of Section (d) following shall be furnished to the claimant within a reasonable period of time after a claim has been filed.

         (d) Content of notice: The Insurer shall provide, to any claimant who is denied a claim for benefits, written notice setting forth, in a manner calculated to be understood by the claimant, the following:

                  (1)      The specific reason or reasons for the denial;

                  (2) Specific reference to pertinent Policy provisions or provisions of this Agreement on which the denial is based;

                  (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (4) An explanation of this Agreement's claim review procedure, as set forth in Sections (e) and (f) following.

         (e) Review procedure: The purposes of the review procedure set forth in this Section and Section (f) following is to provide a method by which a claimant under the Policy and the Senior Management Basic Life Insurance Program may have a reasonable opportunity to appeal a denial of claim for a full and fair review. To accomplish that purpose, the claimant or his/her duly authorized representative:

                  (1) May request a review upon written application to the Insurer;

                  (2) May review the Policy or pertinent Senior Management Basic Life Insurance Program documents or agreements; and

                  (3)      May submit issues and comments in writing.

                  A claimant, (or his/her duly authorized representative), shall request a review by filing a written application for review at any time within sixty (60) days after receipt by the claimant of written notice of the denial of the claim.

         (f) Decision on review. A decision on review of a denial of a claim shall be made in the following manner:

                  (1) The decision on review shall be made by the Insurer which may, at its discretion, hold a hearing on the denied claim. The Insurer shall make its decision promptly, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review.

                  (2) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Policy provision or provision of this Agreement on which the decision is based.

         Notwithstanding any provision of the Agreement or the Policy, no Employee, Policyholder, Transferee, assignee or beneficiary may commence any action in any court regarding the Policy or the Senior Management Basic Life Insurance Program prior to pursuing all rights of a Policyholder under this Section 14.

PART II - Assignment of Life Insurance Policy as Collateral

A. For value received and in specific consideration of the premium payments made by the Employer as set forth in Section 2 of Part I hereof, the Policyholder hereby assigns, transfers and sets over to the Employer (in this Part II referred to as the "Assignee"), its successors and assigns, the Policy issued by the Insurer upon the life of the Employee and all claims, options, privileges, rights, title and interest therein and thereunder (except as provided in Paragraph C hereof), subject to all the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy. The Policyholder by this instrument agrees and the Assignee by the acceptance of this assignment agrees to the conditions and provisions herein set forth.

B. It is expressly agreed that, without detracting from the generality of the foregoing, the following specific rights are included in this Agreement and Collateral Assignment and pass to the Assignee by virtue hereof:

         1. The sole right to collect from the Insurer the net proceeds of the Policy when it becomes a claim by death or maturity;

         2. The sole right to surrender the Policy and receive the surrender value thereof at any time provided by the terms of the Policy and at such other times as the Insurer may allow;

         3. The sole right to obtain one or more loans or advances on the Policy, either from the Insurer or, at any time, from other persons, and to pledge or assign the Policy as security for such loans or advances;

         4. The sole right to collect and receive all distributions or shares of surplus, dividend deposits or additions to the Policy, now or hereafter made or apportioned thereto, and to exercise any and all options contained in the Policy with respect thereto; provided, that unless and until the Assignee shall notify the Insurer in writing to the contrary, the distributions or shares of surplus, dividend deposits and additions shall continue on the Policy in force at the time of this assignment; and

         5. The sole right to exercise all nonforfeiture rights permitted by the terms of the Policy or allowed by the Insurer and to receive all benefits and advantages derived therefrom.

C. It is expressly agreed that the following specific rights, so long as the Policy has not been surrendered, are reserved and excluded from this Agreement and Collateral Assignment and do not pass by virtue hereof:

         1. The right to collect from the Insurer any disability benefit payable in cash that does not reduce the amount of insurance or the cash value of the Policy;

         2.       The right to designate any change in the beneficiary;

         3. The right to elect any optional mode of settlement permitted by the Policy or allowed by the Insurer;

         provided, however, that the reservation of these rights shall in no way impair the right of the Assignee to surrender the Policy completely with all its incidents or impair any other right of the Assignee hereunder, and any designation or change of beneficiary or election of a mode of settlement shall be made subject to this Agreement and Collateral Assignment and to the rights of the Assignee hereunder.

D. This Collateral Assignment is made and the Policy is to be held as collateral security for any and all liabilities of the Policyholder to the Assignee arising under this Agreement (all of which liabilities secured to or to become secured are herein referred to as "Liabilities"). It is expressly agreed that all sums received by the Assignee hereunder whether in the event of death of the Employee, the maturity or surrender of the Policy, the obtaining of a loan or advance on the Policy, or otherwise, shall first be applied to the payment of the liability for premiums paid by the Assignee on the Policy.

E. The Assignee covenants and agrees with the Policyholder as follows:

         1. That any balance of sums, if any, received hereunder from the Insurer remaining after payment of the existing Liabilities, matured or unmatured, shall be paid by the Assignee to the persons entitled thereto under the terms of the Policy had this Collateral Assignment not been executed;

         2. That the Assignee will not exercise either the right to surrender the Policy or the right to obtain policy loans from the Insurer, until there has been either default in any of the Liabilities pursuant to this Agreement or termination of said Agreement as herein provided; and

         3. That the Assignee will, upon request, forward without reasonable delay to the Insurer the Policy for endorsement of any designation or change of beneficiary or any election of an optional mode of settlement.

F. The Policyholder declares that no proceedings in bankruptcy are pending against him/her and that his/her property is not subject to any assignment for the benefit of creditors.

Provisions Applicable to Parts I and II

1. Amendments: Amendments may be added to this Agreement by a written agreement signed by each of the parties and attached hereto.

2. Choice of Law: This Agreement shall be subject to, and construed according to, the laws of the State of New Jersey.

3. A Binding Agreement: This Agreement shall bind the Employer and the Employer's successors and assigns, the Policyholder and his/her heirs, executors, administrators, and assigns (including a Transferee), and any Policy beneficiary.

4. Severability Provision: The Employer and the Policyholder agree that if any provision of this Agreement is determined to be invalid or unenforceable, in whole or part, then all remaining provisions of this Agreement and, to the extent valid or enforceable, the provision in question shall remain valid, binding and fully enforceable as if the invalid or unenforceable provision, to the extent necessary, was not a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, including the provisions regarding Collateral Assignment, on the day and year first above written.


                                       POLICYHOLDER



______________________________         ______________________________
Signature of Witness                   Signature of Policyholder


                                       AT&T CORP.
                                       (As Employer and Assignee)



______________________________         By:______________________________
Signature of Witness                   H. W. Burlingame
                                       Executive Vice President-Human Resources

               AT&T SENIOR MANAGEMENT BASIC LIFE INSURANCE PROGRAM

                                (revised 2/27/98)

Program Overview

The Senior Management Basic Life Insurance Program (SMBLIP) is an arrangement where the Company and you purchase a permanent life insurance policy on your life. SMBLIP replaces the Executive Basic Life Insurance Program (EBLIP). There are several advantages to this program including access to cash value prior to age 65 and a greater accumulation cash value at age 65.

The Company will pay the entire annual premium for your SMBLIP coverage. Your W-2 will reflect an imputed income amount associated with the insurance coverage provided to you under the policy. In certain cases, e.g., your death before retirement, the total benefits will be shared between the Company and your designated beneficiary but the Company will share in the death benefit only to the extent that the total insurance amount exceeds one times your salary rounded to the next higher $1,000. This type of arrangement is known in the insurance industry as "Split Dollar."

After attaining normal retirement age 65 (or 15 years of participation in the program, if later), the Company will recoup its premium payments from the cash value build-up and cease to have any interest in the policy. The remaining cash value will be sufficient to maintain your death benefit without further premium payments.

Your death benefit will change to reflect any change in your salary. At retirement, your death benefit will become frozen at your final annual salary rounded to the next higher $1,000. During the period in which the Company makes premium payments, your imputed income will increase to reflect your increasing age, as well as any increase in death benefit. After premium payments cease, i.e., the later of your attaining age 65 or 15 years from the policy issue date, you will have no further imputed income.

Although this arrangement is primarily designed to pay a benefit upon your death, there is also a cash value build-up. Once sufficient funds have accumulated and the Company no longer has an interest in the policy because it has recouped its premiums, you have the option to use some or all of the remaining cash in lieu of some or all of the death benefit.

AT&T has selected two insurers, Metropolitan Life Insurance Company and Pacific Life Insurance Company, to provide the SMBLIP coverage. You will therefore have two policies on your life; one from each insurer, and each insurer will provide half the defined amount of death benefit.

Secured Benefit

Changes to the tax law over the years have required an increasing portion of the Senior Management benefit programs to be paid from Company operating income. SMBLIP allows the Company to contribute towards the cost of this program on a timely basis while securing the benefit payment from a third party (the insurance companies).

Eligibility

SMBLIP is provided to active AT&T Senior Managers. Employees who are promoted to or hired as Senior Managers are immediately eligible to enroll in this program.

Coverage

SMBLIP is provided as a replacement to the death benefit coverage provided under the Executive Basic Life Insurance Plan (EBLIP). The benefit is one times annual salary rounded to the next higher $1,000.

The death benefit will be updated to reflect changes in your salary. There may be circumstances where a large increase in salary and, therefore, a corresponding increase in death benefit, will require providing medical information to the insurer. By providing this medical information, the insurer is able to keep the premium payments at the lowest level. A medical information waiver, signed by you, will be kept on file in the event this circumstance occurs. This will allow the Company to release to the insurer the required information from your Company medical records. Higher death benefit coverage associated with salary increases is guaranteed, no matter what your health circumstances may be at that time.

Conversion Rights

If you are a participant in the Executive Basic Life Insurance Plan at the time you become eligible for SMBLIP, for a limited period of time you have the right to convert your coverage under EBLIP to a separate individual policy provided by the insurance carrier. We suggest you discuss this with your financial advisor before exercising or declining this right. You may exercise this right by contacting Harris, Crouch, Long, Scott & Miller, Inc., the administrator for EBLIP, at 1-800-510-2050.

Program Illustration

You will be provided with a personal illustration based on your current salary. This illustration reflects your costs and benefits, as well as the Company's, over the life of the policy. It provides a picture of how the policy works and what your tax on imputed income might be, using an assumed salary growth. The actual ongoing life insurance amounts will be different from this illustration.

Premium Period

SMBLIP is designed for premiums to be extended over a period of time to ease the impact on cash flow to the Company. This period is normally from the time of your enrollment until the first policy anniversary after you reach age 65.
However, in all cases, premiums must be paid for a minimum of 15 years. Therefore, if you enroll in the program after age 50, the Company will continue premium payments and you will continue to recognize income until the 15 year minimum is reached.

Imputed Income

SMBLIP offers a cost-effective life insurance program for Senior Managers. The cost to you of the SMBLIP will be the income tax payable on the amount of your imputed income.

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Cash Value

This program is designed to provide you with a pre- and post retirement death benefit. However, in addition to the death benefit, there is a cash value build-up. That is, part of each premium is placed in an "investment fund" to earn income. Investment earnings beyond the amounts necessary to provide the death benefit coverage build on a tax advantaged basis in the policy. The policy's cash value is the basis for your subsequent "premium free" death benefit.

Cash Availability

Under SMBLIP you have considerable flexibility. After the Company interest has been satisfied, you may reduce your death benefit and utilize the policy cash value in a number of ways. For example:

 a)  Loans
     The cash value attributed to you may be withdrawn in the form of a loan. There could be tax implications as well as death benefit diminution associated with a loan.

  b)  Income Stream or Lump Sum
      It is possible to convert all or any portion of the policy from a death benefit to either an income "stream" (i.e., an annuity) or a lump sum cash payout. The extent to which you convert to income or cash will cancel or reduce the death benefit. Once you convert, it is not possible to re-establish the original death benefit.

We suggest that you consult with your financial advisor before exercising these options.

Insurability

If you enroll within 60 days of becoming a Senior Manager you will be guaranteed to be insured. Your imputed income rate will not depend on your health or smoking status. It will differ from others depending only on age and amount of death benefit. Enrollment after 60 days may require a medical questionnaire or examination.

Transfer/Assignment of Ownership

After you enroll in the program, you may transfer ownership to another, e.g., an individual, trust, etc. Another option is for you to not take ownership, but rather another individual or trust, etc., may apply for ownership of the policy. It is of particular importance that if the original owner of the policy is not you, that the owner sign the applications as the "Applicant/Policyowner" and you sign as the "Proposed Insured". Since these transfers are generally construed to be irrevocable, we urge you to consult with an attorney and/or tax advisor before making this decision.

Early Retirement or Termination

If, at retirement, you are "Pension Eligible" or "Retirement Eligible" and you have not reached normal retirement age (65), the Company will continue to pay premiums until you reach age 65 or 15 years of participation in the program, if later. During this period you will continue to have imputed income based on your age and the amount of insurance in force. At the end of this period, i.e., the later of the policy anniversary immediately following your attainment of age 65 or the 15th policy anniversary, the premiums will cease and the aggregate Company premiums will be returned to the Company.

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For purposes of the SMBLIP,  you will be  considered  "Pension  Eligible" if you retire with a Disability Allowance or Minimum Retirement Benefit under the AT&T Senior Management Long Term Disability and Survivor Protection Plan. You will be considered "Retirement Eligible" for purposes of the SMBLIP if you retire after having satisfied one of the following minimum age and length of service (as determined under the AT&T Management Pension Plan) combinations: (a) any age and 30 years of service; (b) age 50 and 25 years of service; (c) age 55 and 20 years of service; or (d) age 65 and 10 years of service.

If you separate from the Company without being Pension Eligible or Retirement Eligible, the aggregate amount of Company premiums paid up to that point will be immediately returned to the Company from the cash value of the policy. You can, at your option, either maintain the policy by paying the policy premiums, or you may use the remaining cash value (if any) to buy other "self-supporting" life insurance, or you may withdraw any remaining cash value and cancel the policy.

Whether or not you are Pension Eligible or Retirement Eligible, if you leave the Company, and without the Company's consent or an appropriate waiver, establish a relationship with a competitor of the Company or engage in activity in conflict with or adverse to the interests of the Company under the standards of the AT&T Non-Competition Guideline and as determined by the AT&T Executive Vice President
- Human Resources, the process will be the same as with retirement/termination without being Pension Eligible or Retirement Eligible.

Demotion

If you are demoted to a position which is not a Senior Manager, the effect is the same as if terminated from the Company. You will however, automatically become re-eligible for coverage under the Executive Basic Life Insurance Plan (EBLIP).

Contractual Agreement

One of the unique aspects of this insurance policy is the existence of a contract between you and AT&T. This agreement has no relationship to employment or any other benefit but rather defines the responsibilities of both the Company and you in the operation of the policy. You, or another, will own the policy and determine the beneficiary. The Company will hold the policy and have a "Collateral Assignment" from the owner entitling AT&T, as long as it has a collateral interest in the policy, to any death benefit amounts in excess of one times your annual salary rounded to the next higher $1,000, and all cash values up to an amount equal to its cumulative premiums paid. This document is a legal agreement and as such includes a significant amount of detail and warrants careful review before signing. Although somewhat unique to life insurance, a collateral assignment is similar in context to an automobile loan where the car becomes "collateral" for the money lent to buy it. In this case, a portion of the cash value and death benefit of the policy is the collateral the Company receives for contributing premium payments to "buy" the life insurance policy. The agreement is satisfied when the aggregate premiums paid by the Company are returned. Some of the major sections of the agreement are:

                        -       Description of the policy
                        -       How the premiums are paid
                        -       How the proceeds are paid
                        -       How the agreement terminates
                        -       Claims procedure
                        -       Description of the assignment

The Agreement is included with the enrollment documents and requires signature of the owner of your policy (i.e. you, another individual, trustee, etc.).

Taxes

Split Dollar life insurance policies have been in existence for decades. The IRS has issued several rulings over this period which treat these policies favorably from a tax perspective. However, the Company does not assure any particular tax treatment and recommends that you review your own situation with your personal attorney and/or tax advisor.

Enrollment

AT&T has selected Metropolitan Life Insurance Company and Pacific Life Insurance Company to provide the coverage. This is to provide the best combination of premium rates and Senior Manager protection. As such, there is some duplication of forms. Once enrollment has been completed, however, this two insurer approach should have a minimal impact on you. Enrollment, and any future changes to your policy (i.e., assignment of ownership, beneficiary change, etc.) is processed through AT&T Executive Human Resources.